Exhibit 99.1

Baudax Bio Reports First Quarter 2020 Financial Results

ANJESO™ Approved by FDA for the Management of Moderate to Severe Pain; Product Now Available for Ordering and Delivery for Customers

Strengthened Balance Sheet Through Successful Completion of Underwritten Public Offering Resulting in Net Proceeds of $23.1 Million

Company on Track to Commence Commercial ANJESO Launch by Early June 2020

MALVERN, Pa., May 8, 2020 — Baudax Bio, Inc. (NASDAQ:BXRX), a pharmaceutical company focused on therapeutics for acute care settings, today reported financial results for the three months ended March 31, 2020.

“During the first quarter of 2020, we received regulatory approval from the U.S. Food and Drug Administration (FDA) for ANJESO™ (meloxicam) injection,” said Gerri Henwood, President and Chief Executive Officer of Baudax Bio. “We are also making significant progress strengthening the balance sheet and securing capital to execute on the planned launch and commercialization of ANJESO. Despite the challenging macro-market conditions due to the COVID-19 pandemic, we are on track to advance into a commercial launch by early June 2020.”

First Quarter 2020 and Recent Business Highlights

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FDA Approves ANJESO for Management of Moderate to Severe Pain. On February 20, 2020, Baudax received approval from the FDA for ANJESO, which is indicated for the management of moderate to severe pain, alone or in combination with other non-NSAID analgesics. ANJESO will be administered as a once-a-day intravenous (IV) bolus.

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ANJESO Now Available in the U.S. In April 2020, Baudax announced that ANJESO, the only 24-hour, IV COX-2 preferential NSAID to offer once-daily dosing for acute pain, is available for ordering and delivery to customers. In April, Baudax had its first product sale to an end user customer. Baudax is in the process of hiring and training its field sales force and expects to execute the ANJESO commercial launch by early June 2020.

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Strengthened the Balance Sheet Through the Completion of a $25 Million Public Offering of Securities. In March 2020, Baudax announced completion of an underwritten public offering reflective of 7,692,308 shares of its common stock, Series A Warrants to purchase 7,692,308 shares of common stock and Series B Warrants to purchase 7,692,308 shares of common stock, at an exercise price of $4.59 per share for Series A Warrants and at an exercise price of $3.25 per share for Series B Warrants. Each share of common stock was sold together with one Series A warrant and one Series B warrant for a combined price of $3.25 per share. Net proceeds to Baudax from this offering were approximately $23.1 million.

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Company Signs Non-Binding Term Sheet for Debt Facility. In March 2020, Baudax signed a non-binding term sheet with an undisclosed party for a secured term loan for up to $20 million in non-dilutive funding over the next 12 to 18 months. It did so as part of its overall capital financing strategy to fund the Company and support the upcoming commercial launch of ANJESO. The Company continues to pursue this debt facility.

First Quarter 2020 Financial Results

As of March 31, 2020, Baudax had cash and cash equivalents of $38.3 million.

For the three months ended March 31, 2020, research and development expenses were $3.1 million, compared to $9.6 million for the three months ended March 31, 2019. The decrease of $6.5 million was primarily due to a decrease in pre-commercialization manufacturing and clinical costs for ANJESO, a decrease in development costs for other pipeline products, and a decrease in personnel costs.

For the three months ended March 31, 2020, selling, general and administrative expenses were $8.0 million, compared to $9.8 million for the three months ended March 31, 2019. The decrease of $1.8 million was due to decreases in personnel and pre-commercial consulting costs. These decreases in costs were partially offset by increases in public company costs as the prior year costs represent an allocated portion of the costs in the historical combined financial statements prior to the separation of Baudax from Recro Pharma, Inc. in November 2019.

For the three months ended March 31, 2020, Baudax reported a net loss of $40.3 million, or $4.03 per share, which includes non-cash charges of approximately $32 million associated with a change in contingent consideration and in-process research and development intangible amortization because of FDA approval of ANJESO, depreciation, marked to market expense on the warrants, and stock-based compensation. This compares to a net loss of $4.3 million, or $0.46 per share, for the comparable period in 2019. Cash used in operating activities was $6.3 million for the three months ended March 31, 2020 which reflects the net loss excluding non-cash items offset by changes in working capital.

About ANJESO™

ANJESO (meloxicam) injection is a proprietary, long-acting, preferential COX-2 inhibitor that possesses analgesic, anti-inflammatory and antipyretic activities, which are believed to be related to the inhibition of cyclooxygenase type 2 pathway (COX-2) and subsequent reduction in prostaglandin biosynthesis. ANJESO was approved by the U.S. Food and Drug Administration in February 2020 for the management of moderate to severe pain, alone or in combination with other non-NSAID analgesics. Because of the delayed onset of analgesia, ANJESO alone is not recommended for use when rapid onset of analgesia is required. The Company expects commercial launch of ANJESO by early June 2020. The ANJESO product approval was supported by two pivotal Phase III clinical efficacy trials, a large double-blind, placebo-controlled Phase III safety trial and four Phase II clinical efficacy trials, as well as other safety studies. As a non-opioid, Baudax Bio believes ANJESO has the potential to overcome many of the issues associated with commonly prescribed opioid therapeutics, including respiratory depression, constipation, excessive nausea and vomiting, as well as having no addictive potential, while maintaining meaningful analgesic effects for relief of pain. ANJESO was designed using the NanoCrystal® platform, a technology that enables enhanced bioavailability of poorly water-soluble drug compounds. NanoCrystal® is a registered trademark of Alkermes Pharma Ireland Limited (APIL).

About Baudax Bio

Baudax Bio is a specialty pharmaceutical company focused on therapeutics for acute care settings. The Company’s first commercial product, ANJESO™, had its New Drug Application approved by FDA on February 20, 2020 for the management of moderate to severe pain, alone or in combination with other non-NSAID analgesics. ANJESO is a once daily IV NSAID with preferential Cox-2 activity, which has successfully completed three Phase III clinical trials, including two pivotal efficacy trials, a large double-blind Phase III safety trial and other studies for the management of moderate to severe pain. As a non-opioid, IV meloxicam has the potential to overcome many of the issues associated with commonly prescribed opioid therapeutics, including respiratory depression, constipation, excessive nausea and vomiting, as well as having no addictive potential while maintaining meaningful analgesic effects for relief of pain. For more information please visit www.baudaxbio.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Baudax Bio’s expectations about its future performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “may,” “upcoming,” “plan,” “target,” “goal”, “intend” and “expect” and similar expressions, as they relate to Baudax Bio or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Baudax Bio as of the date of publication on this internet site and are subject to a number of risks, uncertainties, and other factors that could cause Baudax Bio’s performance to differ materially from those expressed in, or implied by, these forward-looking statements. Baudax Bio assumes no obligation to update any such forward-looking statements. These forward-looking statements are subject to risks and uncertainties including, among other things, the ongoing economic and social consequences of the COVID-19 pandemic, including any adverse impact on the commercial launch of ANJESO™ or disruption in supply chain, Baudax Bio’s ability to maintain regulatory approval for ANJESO, Baudax Bio’s ability to successfully commercialize ANJESO; the acceptance of ANJESO by the medical community, including physicians, patients, health care providers and hospital formularies; Baudax Bio’s ability and that of Baudax Bio’s third party manufacturers to successfully scale-up our commercial manufacturing process for ANJESO, Baudax Bio’s ability to produce commercial supply in quantities and quality sufficient to satisfy market demand for ANJESO, Baudax Bio’s ability to raise future financing for continued product development and ANJESO commercialization, Baudax Bio’s ability to manage costs and execute on our operational and budget plans, the accuracy of Baudax Bio’s estimates of the potential market for ANJESO, Baudax Bio’s ability to achieve its financial goals; and Baudax Bio’s ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection. These forward-looking statements should be considered together with the risks and uncertainties that may affect our business and future results included in our filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are based on information currently available to us, and we assume no obligation to update any forward-looking statements except as required by applicable law. These forward-looking statements should be considered together with the risks and uncertainties that may affect Baudax Bio’s business and future results included in Baudax Bio’s filings with the Securities and Exchange Commission at www.sec.gov.

CONTACT:

Investor Relations Contact:

Argot Partners

Sam Martin / Claudia Styslinger

(212) 600-1902

sam@argotpartners.com

claudia@argotpartners.com

Baudax Bio, Inc.

Ryan D. Lake

(484) 395-2436

rlake@baudaxbio.com

Media Contact:

Argot Partners

David Rosen

(212) 600-1902

david.rosen@argotpartners.com

BAUDAX BIO, INC.

Consolidated Balance Sheets

(amounts in thousands, except share and per share data)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$38,284	$17,740
Prepaid expenses and other current assets	2,211	2,395

Total current assets	40,495	20,135

Property, plant and equipment, net	4,716	4,821
Right of use asset	631	730
Intangible assets	26,185	26,400
Goodwill	2,127	2,127

Total assets	$74,154	$54,213

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,062	$271
Accrued expenses and other current liabilities	3,842	3,532
Current operating lease liability	278	318
Current portion of contingent consideration	12,523	3,592

Total current liabilities	18,705	7,713
Long-term operating lease liability	391	455
Warrant liability	9,489	—
Long-term portion of contingent consideration	81,461	62,766

Total liabilities	110,046	70,934

Shareholders’ equity:
Common stock, $0.01 par value. Authorized, 100,000,000 shares; issued and outstanding, 17,569,988 shares at March 31, 2020 and 9,350,709 shares at December 31, 2019	176	94
Additional paid in-capital	40,450	19,405
Accumulated deficit	(76,518)	(36,220)

Total shareholders’ equity	(35,892)	(16,721)

Total liabilities and shareholders’ equity	$74,154	$54,213

BAUDAX BIO, INC.

Consolidated and Combined Statements of Operations

(amounts in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2020	2019
Revenue	$—	$—

Operating expenses:
Cost of sales	—	—
Research and development	3,070	9,554
Selling, general and administrative	8,046	9,835
Amortization of intangible assets	215	—
Change in warrant valuation	1,378	—
Change in contingent consideration valuation	27,626	(15,091)

Total operating expenses	40,335	4,298

Operating loss	(40,335)	(4,298)
Other income (expense):
Other income (expense)	37	(37)

Net loss	$(40,298)	$(4,335)

Per share information:
Net loss per share of common stock, basic and diluted	$(4.03)	$(0.46)

Weighted average common shares outstanding, basic and diluted	10,001,228	9,350,709